UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Code Green Apparel Corp.

(Exact name of registrant as specified in its charter)

Nevada	80-0250289
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
31642 Pacific Coast Highway, Ste 102, Laguna Beach, CA	92651
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-206089 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.001 par value per share, of Code Green Apparel Corp., a Nevada corporation (the “Company”) registered hereby is incorporated herein by reference to “Description of Securities” in the prospectus contained in the Company’s Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-206089), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 14, 2016 (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and prospectus and all amendments and supplements to the Registration Statement and prospectus are hereby incorporated by reference.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles and Restated By-Laws (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 4, 2015, and incorporated herein by reference)
3.2	Certificate of Amendment to the Articles of Incorporation of Code Green Apparel Corp. (increasing the authorized capitalization to 2,000,000,000 shares, representing 1,990,000,000 shares of common stock and 10,000,000 shares of preferred stock), as filed with the Secretary of State of Nevada on April 13, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 13, 2017, and incorporated by reference herein)
3.3	Certificate of Designation of Series B Convertible Preferred Stock (Filed as Exhibit 99.3 to the Registrant’s Amended Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on January 29, 2016, and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Code Green Apparel Corp.

Date: April 13, 2017	By:	/s/ George J. Powell, III
George J. Powell, III
Chief Executive Officer